UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2019

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, No par value	FFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01        Entry into a Material Definitive Agreement

As previously reported, on June 18, 2019, First Financial Bancorp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, First Financial Bank, an Ohio bank and wholly-owned subsidiary of the Company (the “Bank”), Wallace Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Bank (“Merger Sub”), Bannockburn Global Forex, LLC, a Delaware limited liability company (“BGF”), and Fortis Advisors, LLC, solely in its capacity as representative of the members of BGF (the “Member Representative”). On August 6, 2019, the parties to the Merger Agreement agreed to amend certain provisions of the Merger Agreement pursuant to Amendment No. 1 to Agreement and Plan of Merger, among the parties, dated as of August 6, 2019 (the “Amendment”).

The Amendment changes the terms by which BGF can elect to change the merger consideration provided for in the Merger Agreement. The Merger Agreement provides for the merger of BGF with and into Merger Sub in a transaction (the “Merger”) in which all of the issued and outstanding membership interests of BGF and certain outstanding phantom units of BGF will be extinguished, and the holders thereof will receive aggregate “Merger Consideration” consisting of (i) $3,660,392 in cash, less certain transaction expenses, and (ii) 4,663,652 common shares of the Company (the “Company Shares”). Prior to the Amendment, the Merger Agreement gave BGF the right, exercisable at any time between the fifth business day and second business day prior to the scheduled closing date of the Merger, if the Market Price Condition described below was satisfied, to make a one-time irrevocable election (the “Merger Consideration Modification Election”) to modify the Merger Consideration to consist of an aggregate cash amount of $53,660,392, less certain transaction expenses, plus 2,601,797 Company Shares. The Market Price Condition would apply only if the 20-day volume-weighted average price of the Company Shares on the NASDAQ Stock Market as of the fifth day prior to the scheduled closing date of the Merger was equal to or less than $24.25.

The Amendment deleted the Market Price Condition so that BGF now has the unconditional right, but not the obligation, to exercise the Merger Consideration Modification Election. If BGF elects to exercise the Merger Consideration Modification Election, it must do so on, and only on, the third business day prior to the scheduled closing date of the Merger.

Other than as modified by the Amendment, the Merger Agreement remains in full force and effect as originally executed on June 18, 2019. The foregoing description of the Amendment, the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and of the Merger Agreement, a copy of which was filed as Exhibit 1.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission by the Company on June 19, 2019.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
2.1
Amendment No. 1 to Agreement and Plan of Merger, dated as of August 6, 2019, by and among First Financial Bancorp., First Financial Bank, Wallace Merger Sub, Bannockburn Global Forex, LLC, and Fortis Advisors, LLC, solely in its capacity as the Member Representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Karen B. Woods
Karen B. Woods
General Counsel

Date:	August 6, 2019